Exhibit 10.1

AMENDMENT TO THE

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

Pursuant to Section 5.2 of the Universal Stainless & Alloy Products, Inc. Amended and Restated 2017 Equity Incentive Plan (the “Plan”), the Plan is hereby amended as follows:

The first sentence of Section 4.1 of the Plan is amended by restating the sentence in its entirety to read as follows:

Subject to adjustment under Section 15, the aggregate number of Shares authorized to be issued under the Plan shall not exceed 1,468,357.

EXECUTION

To record the adoption of this Amendment to the Plan, Universal Stainless & Alloy Products, Inc. has caused its appropriate officers to execute this Amendment as of the 4th day of May, 2022.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ Dennis M. Oates
Name:	Dennis M. Oates
Title:	Chairman, President and Chief Executive Officer